Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

Revenue Increased 15.8 Percent to $353.4 Million ($347.4 Million Non-GAAP AHFS/WD);

Operating Income Increased 33 Percent to $21.6 Million, representing 6.1 Percent of Revenue

($25.4 Million, representing 7.3 Percent Non-GAAP AHFS/WD);

Fully Diluted EPS Increased 33 Percent to 32 Cents (38 Cents Non-GAAP)

Signed $107 Million in New Business

Reaffirms Outlook for Full Year 2017 Revenue and Operating Income

DENVER, Colo., August 7, 2017 —  TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions delivered through its proprietary end-to-end Humanify™ Customer Engagement as a Service offering, today announced financial results for the second quarter ended June 30, 2017.

“We are pleased to report another strong quarter and solid close to the first half of 2017. For the first six months of 2017, over the same period last year, we increased revenue, operating income, net income, earnings-per-share, and cash flow from operations,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “Our improved performance is the result of three primary factors. First, the profit optimization improvements we began executing in the second half of 2016 are yielding favorable results. Second, our end-to-end, outcome-based customer engagement platform continues to increase in relevance in a growing market. Third, the refinement of our sales, account management, and marketing organizations are starting to generate early wins.”

Tuchman continued, “The service experience has become the most important point of differentiation for many companies and the bar continues to rise. When customers experience great service from one company across one channel, they expect and feel entitled to it from every company, across every channel. Through our Humanify™ Customer Engagement as a Service offering, we are helping our clients stay ahead of the complex challenge. With our integrated platform, we are providing the strategy, insights, technology and operational excellence our clients need to orchestrate and deliver captivating experiences across every channel and interaction in the customer journey. Our integrated approach of people, process, analytics and technologies is enabling personalized experiences at scale that delight customers, drive profitable growth for our clients, and increase equity value for our shareholders.”

Investor Contact	Media Contact
Paul Miller	Olivia Griner
303.397.8641	303.397.8999

SECOND QUARTER 2017 FINANCIAL HIGHLIGHTS

Non-GAAP AHFS/WD (Excluding Assets Held for Sale and Wind-down)

As discussed below and shown in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.

Revenue

•                  Second quarter 2017 GAAP revenue increased 15.8 percent to $353.4 million compared to $305.1 million in the prior year period. Inorganic revenue growth was 13.3 percent.

•                  Non-GAAP AHFS/WD revenue increased 17.3 percent to $347.4 million over the prior year period. Inorganic revenue growth was 13.7 percent.

Income from Operations

•                  Second quarter 2017 GAAP income from operations was $21.6 million, or 6.1 percent of revenue, compared to $16.2 million, or 5.3 percent of revenue in the second quarter 2016.

•                  Non-GAAP AHFS/WD income from operations was $25.4 million or 7.3 percent of adjusted revenue versus 6.0 percent in the prior year.

Earnings Per Share

•                  Second quarter 2017 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 32 cents compared to 24 cents in the same period last year.

•                  Non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 38 cents compared to 28 cents in the same period last year.

Bookings

•                  During the second quarter 2017, TeleTech signed an estimated $107 million in annualized contract value revenue from new and existing client relationships. The second quarter bookings mix was diversified across all verticals with 80 percent from existing clients and 11 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                  As of June 30, 2017, TeleTech had cash and cash equivalents of $77.9 million and $273.3 million of total debt, resulting in a net debt position of $195.4 million.

•                  As of June 30, 2017, TeleTech had approximately $385 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the second quarter 2017 was $50.5 million compared to $43.5 million in the second quarter 2016.

•                  Capital expenditures in the second quarter 2017 were $17.6 million compared to $12.8 million in the second quarter 2016.

•                  On April 14, 2017, TeleTech paid a $0.22 per share semi-annual dividend, totaling $10.1 million, to TeleTech shareholders of record on March 31, 2017. This dividend represents an 18.9 percent increase over the distribution in April 2016.

•                  During the second quarter 2017, TeleTech repurchased approximately 223 thousand shares of common stock for a total cost of $6.7 million. As of June 30, 2017, $26.6 million was authorized for future share repurchases.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS second quarter 2017 revenue increased 26.4 percent to $269.1 million compared to $212.8 million in the year ago quarter. Inorganic revenue grew 19.1 percent year-over-year. Income from operations was $14.1 million or 5.2 percent of revenue compared to $8.3 million or 3.9 percent of revenue in the prior year.

•                  Non-GAAP income from operations was $17.7 million or 6.6 percent of revenue. This compares to $8.4 million or 3.9 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS second quarter 2017 revenue declined 12.2 percent to $32.4 million compared to $36.9 million in the year ago quarter. Income from operations was $2.3 million or 7.2 percent of revenue compared to $3.5 million or 9.4 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 11.9 percent over the year ago period and income from operations was $2.4 million or 7.6 percent of adjusted revenue. This compares to $4.1 million or 11.4 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS second quarter 2017 revenue declined 6.8 percent to $34.8 million compared to $37.4 million in the year ago quarter. Income from operations was $3.8 million or 11.0 percent of revenue compared to $3.4 million or 9.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 0.7 percent over the year ago period and income from operations was $3.7 million or 11.6 percent of adjusted revenue. This compares to $3.8 million or 11.8 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS second quarter 2017 revenue declined 4.9 percent to $17.2 million from $18.1 million in the year ago quarter. Income from operations was $1.4 million or 8.0 percent of revenue compared to $1.0 million or 5.7 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 3.6 percent over the year ago period and income from operations was $1.7 million or 11.3 percent of adjusted revenue. This compares to operating income of $1.4 million or 9.3 percent of revenue in the prior year.

BUSINESS OUTLOOK

“I want to highlight the strong performance of the business. In the first half of 2017, we executed on many fronts. We grew the top-line organically and inorganically, improved our profitability and cash flow generation, increased our vertical and geographic market share, and expanded our capabilities into more integrated, outcome-based solutions,” commented Regina Paolillo, chief financial and administrative officer. “The overperformance at the half year provides improved visibility and confidence in our ability to execute our full-year 2017 revenue and operating income guidance. In comparison to our first half, we anticipate a significant increase in our revenue and operating income in the second half. We estimate our seasonal peak fourth quarter revenue and operating income, which includes acquired volumes from Connextions, to significantly exceed historical levels.”

Reaffirmed full-year 2017 estimated revenue and operating income guidance for TeleTech which excludes i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges as follows:

Revenue - Revenue between $1.400 and $1.410 billion.

Operating Income Margin - Operating income margin in the range of 8.3 and 8.5 percent before impairment, restructuring and integration charges.

Capital Expenditures - Capital expenditures of 4.6 percent of revenue.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions delivered through its proprietary end-to-end Humanify™ Customer Engagement as a Service offering. Founded in 1982, the Company helps its clients acquire, retain, and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward-looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

 (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$353,429	$305,105	$691,706	$617,515

Operating Expenses:
Cost of services	268,004	226,768	521,902	458,108
Selling, general and administrative	43,985	44,774	87,205	90,274
Depreciation and amortization	16,258	17,221	30,758	34,950
Restructuring charges, net	3,593	114	3,762	202
Total operating expenses	331,840	288,877	643,627	583,534

Income From Operations	21,589	16,228	48,079	33,981

Other income (expense)	(4,198)	(734)	(5,130)	(2,054)

Income Before Income Taxes	17,391	15,494	42,949	31,927

Benefit (Provision) for income taxes	(1,597)	(2,952)	(6,988)	(7,480)

Net Income	15,794	12,542	35,961	24,447

Net income attributable to noncontrolling interest	(1,100)	(926)	(2,022)	(1,606)

Net Income Attributable to TeleTech Stockholders	$14,694	$11,616	$33,939	$22,841

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.32	$0.24	$0.74	$0.47

Diluted	$0.32	$0.24	$0.73	$0.47

Income From Operations Margin	6.1%	5.3%	7.0%	5.5%
Net Income Attributable to TeleTech Stockholders Margin	4.2%	3.8%	4.9%	3.7%
Effective Tax Rate	9.2%	19.1%	16.3%	23.4%

Weighted Average Shares Outstanding
Basic	45,662	47,873	45,805	48,120
Diluted	46,150	48,221	46,224	48,483

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue:
Customer Management Services	$269,056	$212,807	$521,135	$440,728
Customer Growth Services	32,403	36,893	66,061	70,412
Customer Technology Services	34,798	37,350	70,491	72,618
Customer Strategy Services	17,172	18,055	34,019	33,757
Total	$353,429	$305,105	$691,706	$617,515

Income From Operations:
Customer Management Services	$14,075	$8,339	$34,671	$23,934
Customer Growth Services	2,321	3,482	4,731	3,977
Customer Technology Services	3,819	3,376	6,876	6,156
Customer Strategy Services	1,374	1,031	1,801	(86)
Total	$21,589	$16,228	$48,079	$33,981

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$77,910	$55,264
Accounts receivable, net	288,041	300,808
Other current assets	74,783	66,940
Assets held for sale	8,969	10,715
Total current assets	449,703	433,727

Property and equipment, net	160,321	151,037
Other assets	320,099	261,540

Total assets	$930,123	$846,304

LIABILITIES AND EQUITY
Total current liabilities	$197,352	$178,672
Liabilities held for sale	1,908	1,357
Other long-term liabilities	335,605	304,380
Total equity	395,258	361,895

Total liabilities and equity	$930,123	$846,304

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$353,429	$305,105	$691,706	$617,515

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$14,694	$11,616	$33,939	$22,841
Interest income	(695)	(263)	(1,121)	(429)
Interest expense	2,912	1,753	5,230	3,717
Provision for income taxes	1,597	2,952	6,988	7,480
EBIT	$18,508	$16,058	$45,036	$33,609

Depreciation and amortization	16,258	17,221	30,758	34,950

EBITDA	$34,766	$33,279	$75,794	$68,559

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$15,794	$12,542	$35,961	$24,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,258	17,221	30,758	34,950
Other	18,471	13,744	58,736	(4,352)
Net cash provided by operating activities	50,523	43,507	125,455	55,045
Less - Total Capital Expenditures	17,554	12,794	29,589	27,743

Free Cash Flow	$32,969	$30,713	$95,866	$27,302

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$21,589	$16,228	$48,079	$33,981
Restructuring charges, net	3,593	114	3,762	202
Impairment losses	—	—	—	—

Non-GAAP Income from Operations	$25,182	$16,342	$51,841	$34,183

Non-GAAP Income from Operations Margin	7.1%	5.4%	7.5%	5.5%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$14,694	$11,616	$33,939	$22,841
Add: Asset impairment and restructuring charges, net of related taxes	2,165	93	2,282	148
Add: Estimated loss on assets held for sale, net of related taxes	1,907	—	1,907	—
Less: Estimated gain on sale of business unit	(18)	—	(18)	—
Add: Changes in valuation allowance and returns to provision adjustments	(1,363)	1,558	(1,399)	2,436

Non-GAAP Net Income Attributable to TeleTech stockholders	$17,385	$13,267	$36,711	$25,425

Diluted shares outstanding	46,150	48,221	46,224	48,483

Non-GAAP EPS Attributable to TeleTech stockholders	$0.38	$0.28	$0.79	$0.52

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$14,694	$11,616	$33,939	$22,841
Interest income	(695)	(263)	(1,121)	(429)
Interest expense	2,912	1,753	5,230	3,717
Provision for income taxes	1,597	2,952	6,988	7,480
Depreciation and amortization	16,258	17,221	30,758	34,950
Asset impairment and restructuring charges	3,593	114	3,762	202
Gain on sale of business unit	(30)	—	(30)	—
Estimated loss of assets held for sale	3,178	—	3,178	—
Equity-based compensation expenses	2,795	1,825	4,836	4,584

Non-GAAP EBITDA	$44,302	$35,218	$87,540	$73,345

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

SECOND QUARTER

(three months end, June 30, 2017)

Revenue

		GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS		$269,056	$—	$269,056
	YoY Growth Rate:	26.4%		26.4%

CGS		$32,403	$1,110	$31,293
	YoY Growth Rate:	-12.2%		-11.9%
CTS		$34,798	$2,799	$31,999
	YoY Growth Rate:	-6.8%		-0.7%
CSS		$17,172	$2,110	$15,062
	YoY Growth Rate:	-4.9%		-3.6%

Company (Consolidated)		$353,429	$6,019	$347,410
	YoY Growth Rate:	15.8%		17.3%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non- GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$14,075	$3,579	$17,654	$—	$17,654
	Operating Margin:	5.2%		6.6%		6.6%

CGS		$2,321	$—	$2,321	$(43)	$2,364
	Operating Margin:	7.2%		7.2%		7.6%
CTS		$3,819	$14	$3,833	$117	$3,716
	Operating Margin:	11.0%		11.0%		11.6%
CSS		$1,374	$—	$1,374	$(321)	$1,695
	Operating Margin:	8.0%		8.0%		11.3%

Company		$21,589	$3,593	$25,182	$(247)	$25,429
	Operating Margin:	6.1%		7.1%		7.3%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services)
CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined:	Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring and integration charges.

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

SECOND QUARTER (YEAR-TO-DATE)

(six months end, June 30, 2017)

Revenue

		GAAP Revenue	Non-GAAP Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CMS		$521,135	$—	$521,135
	YoY Growth Rate:	18.2%		18.2%

CGS		$66,061	$2,279	$63,782
	YoY Growth Rate:	-6.2%		-5.5%
CTS		$70,491	$6,780	$63,711
	YoY Growth Rate:	-2.9%		1.5%
CSS		$34,019	$4,487	$29,532
	YoY Growth Rate:	0.8%		0.4%

Company (Consolidated)		$691,706	$13,546	$678,160
	YoY Growth Rate:	12.0%		13.0%

Operating Income

		GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non- GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CMS		$34,671	$3,585	$38,256	$—	$38,256
	Operating Margin:	6.7%		7.3%		7.3%

CGS		$4,731	$—	$4,731	$(261)	$4,992
	Operating Margin:	7.2%		7.2%		7.8%
CTS		$6,876	$177	$7,053	$489	$6,564
	Operating Margin:	9.8%		10.0%		10.3%
CSS		$1,801	$—	$1,801	$(653)	$2,454
	Operating Margin:	5.3%		5.3%		8.3%

Company		$48,079	$3,762	$51,841	$(425)	$52,266
	Operating Margin:	7.0%		7.5%		7.7%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services)
CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined:	Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) restructuring and integration charges.